Exhibit 3.106
Department of State
The State of Ohio
Sherrod Brown
Secretary of State
Certificate

It is hereby certified that the Secretary of State of Ohio has

.
     RAISE GEAUGA, INC.

STATE SEAL	Recorded on Roll G961 at Frame 1127 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 2nd day of OCT, A.D. 1990.

/s/ Sherrod Brown
Sherrod Brown
Secretary of State

STATE SEAL	Prescribed by
SHERROD BROWN
Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418

Form AFT, November 1987
Articles of Incorporation
(Under Chapter 1701.01 et seq.)
Profit Corporation
     The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:
     FIRST. The name of said corporation shall be RAISE GEAUGA, INC.
     SECOND: The place in Ohio where it principal office is to be located is

CHARDON	GEAUGA	County
(City, Village or Township)
     THIRD. The purposes for which it is formed are:
     TO DO ANY AND ALL ACTS FOR WHICH CORPORATIONS MAY BE FORMED IN THE STATE OF OHIO PURSUANT TO THE OHIO REVISED CODE SECTIONS 1701.01 ET SEQ AS AMENDED AND SO LONG AS SAID ACTS ARE NOT CONTRARY TO ANY LICENSURE REQUIREMENTS OR ANY OTHER LAWS OF THIS STATE OR ANY OTHER APPROPRIATE GOVERNMENTAL BODY.

     FOURTH. The number of shares which the corporation is authorized to have outstanding is:
(Please state whether shares are common or preferred and their par value, if any.)
     Seven Hundred Fifty
          IN WITNESS WHEREOF, We have hereunto subscribed names, this 29th day of September, 19 90 .

RAISE GEAUGA, INC.
(Name of Corporation)

By: , Incorporator
HENRY A. ROTH

By: , Incorporator

By: , Incorporator
Print or type incorporator’s names beneath their signatures.
Articles will be returned unless accompanied by form designating statutory agent. See Sec. 1701.0. Revised Code of Ohio

Form AGO August, 1983
Prescribed by Sherrod Brown
Secretary of State
State Seal Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of	RAISE GEAUGA, INC.
(Name of Corporation)
hereby appoint RIKKE COACH to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is	4554 TELHURST RD. (Street)

SOUTH EUCLID	,	CUYAHOGA	County, Ohio	44121
(City or Village)				(Zip Code)

Date: 9/29/90

	HENRY A. ROTH	(Incorporator)

(Incorporator)

(Incorporator)

Instructions
1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.04(C), 1702.04(C).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)	The agent’s complete street address must be given; a post office box number is not acceptable. R.C. 1701.07(C), 1702.06(C).

4)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B).